Exhibit 10.13

SECOND AMENDMENT TO
MASTER TIMBER MANAGEMENT AGREEMENT

(Canada Operations)

THIS SECOND AMENDMENT (the “Amendment”) is dated as of the 26th day of July, 1999, by and between HANCOCK NATURAL RESOURCE GROUP, INC., a Delaware corporation (hereinafter referred to as “HNRGI” or the “Client”), and ORM RESOURCES CANADA LTD., a British Columbia company (hereinafter referred to as “Manager”).  Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Master Timber Management Agreement dated as of December 5, 1997 and effective as of January 1, 1998 by and between Client and H.A. Simons Ltd. (“Simons”) (as amended, the “Master Agreement”).

WHEREAS, Client and Simons were parties to the Master Agreement.

WHEREAS, as of January 1, 1999, Manager acquired certain assets of Simons Reid Collins, the forestry management division of Simons.

WHEREAS, in connection with the acquisition of assets by Manager, Manager and Simons entered into that certain Assignment and Assumption Agreement dated as of December 29, 1998 (the “Assignment Agreement”), whereby Manager was assigned and assumed certain rights and obligations of Simons under the Master Agreement.  Client gave its consent thereto pursuant to that certain Consent to Assignment of Master Timber Management Agreement dated as of December 29, 1998.  In addition, Manager and Client entered into that certain Amendment to Master Timber Management Agreement dated as of December 29, 1998 and intended to be effective as of January 1, 1999.

WHEREAS, the parties wish to further amend the Master Agreement with respect to matters from and after January 1, 1999, all as set forth herein.

NOW, THEREFORE, the parties agree as follows:

1.             Decision Making and Signing Authority.  Exhibit 1B of the Master Agreement is hereby replaced by Exhibit 1B to this Amendment.  This replacement is effective as of January 1, 1999.

2.             Additional Services.  Pursuant to Section 1.03 of the Master Agreement, Client may from time to time engage Manager to directly provide certain additional services including the services described in said section (the “Additional Services”).  With respect to the Additional Services, the parties agree to the following procedures:

a.             The scope of Additional Services shall be set forth in a Work Authorization in form attached hereto as Exhibit A and incorporated herein by reference (“Work Authorization”).  Rates charged for Additional Services shall be at an employee hourly base rate (employee hourly base rate is annual salary before bonus, expressed as an hourly rate) times [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission]

 to equal the billable hourly rate.  The cost of materials will be billed at cost.  The mileage will be billed at [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission] rats per mile (CDN).  The rates shall apply, without change, for the term of the Master Agreement unless otherwise specifically provided in this Master Agreement or the Work Authorization.  All requests for Additional Services shall be accompanied by a completed and executed Work Authorization.  Upon execution by both parties, each Work Authorization shall be deemed incorporated herein by reference.

b.             Payment for Additional Services and expenses shall be in accordance with the applicable Work Authorization and this Master Agreement.

c.             Manager will be reimbursed by Client for reasonable travel expenses incurred directly in connection with the performance of Additional Services only to the extent that all such travel expenses have been approved in advance by Client or the travel expenses are provided for in the Work Authorization.  Manager will be reimbursed by Client for reasonable miscellaneous other expenses incurred directly in connection with the performance of Additional Services only to the extent that such expenses are provided for in the Work Authorization.  Manager shall provide Client with a detailed monthly statement of travel and miscellaneous expenses incurred.

d.             Manager, in performing the Additional Services, shall act solely as an independent contractor.  Manager, and any employees or agents of Manager, shall under no circumstances be treated as, or deemed to be, employees of Client.  Nothing in the Master Agreement shall be construed to create a partnership, agency, joint venture or employer-employee relationship between the parties.  Manager understands that Client has no federal, provincial, or local obligations regarding employee liability or insurance for Manager.

e.             Manager shall be responsible for and pay all costs associated with Governmental compliance of its business, including, but not limited to, city, provincial, or federal licenses, permits, taxes or assessments of any kind.  Manager shall be responsible for payment of its income taxes, employment taxes, employee withholding taxes and workers’ compensation premiums.  Manager shall indemnify Client and hold it harmless from paying such business costs or taxes.

f.              In the event that rendition of the Additional Services provided for herein requires Manager to be located at facilities of Client, Manager shall comply with all applicable federal or state or provincial laws and regulatory requirements and all safety and health regulations prescribed by Client for its own personnel.  Manager shall comply with all applicable federal, state, provincial, and local laws and regulations with regard to the services rendered hereunder.

g.             The provision of the Additional Services shall be subject to all of the terms and conditions of the Master Agreement, unless otherwise specifically provided in the Work Authorization.

3.             Miscellaneous.  This Amendment and all exhibits and schedules hereto constitute an integral part of the Master Agreement.  Except as expressly amended by this Amendment, the Master Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by and through their properly authorized officers on the date first specified above.

CLIENT:		MANAGER:

HANCOCK NATURAL RESOURCE GROUP, INC.		ORM RESOURCES CANADA LTD.

By:	/s/ (Unreadable)	By:	/s/ Gary F. Tucker
Its:	Vice President	Its:	President & CEO

EXHIBIT 1B
TO SECOND AMENDMENT
DECISION MAKING AND SIGNING AUTHORITY

	CATEGORY	MANAGER’S AUTHORITY ($CDN)
1.	Timber sales contracts stumpage and log sales including salvage and miscellaneous forest products	[Confidential Treatment for the omitted material contained in the entire column has been requested and has been filed separately with the Securities and Exchange Commission]
2.	Logging and trucking contracts
3.	Land Use permits i.e., road use, rock/gravel/leases, regulatory permits, licenses (inc. hunting), ferns, oil and gas, etc.
4.	Budgeted Capital Expenses contracts and checks, i.e., site prep, planting, herbicide, PCT, logging roads. etc.
5.	Budgeted Operating Expenses checks: except management fees
6.	Budgeted Operating Expenses checks; management fees

	CATEGORY	MANAGER’S AUTHORITY ($CDN)
7.	All legal invoices	[Confidential Treatment for the omitted material contained in the entire column has been requested and has been filed separately with the Securities and Exchange Commission]
8.	Acquisition of properties — with HNRIC/COF approval closing costs, expenses; manager’s compensation; P&S contracts and closing documents
9.	Disposition of properties — with HNRIC/COF approval closing costs; expenses; manager’s compensation; P&S contracts and closing documents

All Hancock contracts to be signed by authorized preparer and a minimum of two authorized individuals up to respective limits of their signing authority.

Manager – to provide and update list of its authorized individuals periodically.

Authorized HNRGI Associates:                                                                                                                         Director of Acquisitions
Manager of Acquisitions
Director of Forestry Operations & Stewardship
Regional Forestry Managers
Regional Foresters
CalPERS Forest Operations Manager
CalPERS CIO
Managing Director

Decision–making authority:

•                  Budget approval must be made by the HNRGI (i) Regional Forestry Manager and Director of Forestry Operations & Stewardship, or (ii) CalPERS Operations Manager and CalPERS CIO;

•                  Acquisitions and Dispositions require approval of Hancock Natural Resource Investment Committee and JHMLICo Committee of Finance; except that dispositions under [Confidential Treatment for the omitted material has been requested and has been filed separately with the Securities and Exchange Commission]  must be approved by (i) a Regional Forestry Manager or Director of Forestry Operations & Stewardship, or (ii) CalPERS Operations Manager or CalPERS CIO; and

•                  All recorded instruments (including deeds) to be signed by authorized officers of JHMLICo, John Hancock Timber Resource Corp., or other legal owner, respectively.

EXHIBIT A
TO FIRST AMENDMENT
FORM OF WORK AUTHORIZATION

Work Authorization Number

1.                                      Master Agreement.  This Work Authorization Number           is issued pursuant to the Master Timber Management Agreement dated as of December 5, 1997 and effective as of January 1, 1998 by and between Client and H.A. Simons (as amended, the “Master Agreement”).  Capitalized terms not otherwise defined herein have the meanings given in the Master Agreement.

2.                                      Effective Date.  This Work Authorization is effective upon execution by both parties.

3.                                      Reference Title for Services Under This Work Authorization.  The reference title for Services under this Work Authorization is                          .

4.                                      Services to be Performed.  This Work Authorization relates to the work more fully described below:

5.                                      Deliverables and Schedule of Performance.

6.                                      Compensation for Services.

7.                                      Acceptance Criteria.

8.                                      Changes.  Any amendment or modification of this Work Authorization shall be agreed to in writing by both parties (“Change Order”).

9.                                      Client Representatives.  The representatives of the Client who shall have full authority to request the Additional Services to be provided [and to terminate such Additional Services] are                  or any other person designated in writing by the Client.

10.                               Manager Representatives.  The representatives of the Manager who shall have full authority to negotiate and execute Change Orders are                         , or any other person designated in writing by Manager.

AGREED TO AND ACCEPTED BY:

Client:	Manager

Hancock Natural Resource Group, Inc.	ORM Resources Canada Ltd.
99 High Street, 26th Floor	475 West Georgia Street, Suite 300
Boston, MA 02110	Vancouver, BC V6B 4M9
Canada

By	By
Its	Its